Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Forms S-3 No. 333-193842 and No. 333-201989) of Health Insurance Innovations, Inc., and

(2) Registration Statement (Form S-8 No. 333-186503) pertaining to the Health Insurance Innovations, Inc. Long Term Incentive Plan;

of our report dated March 25, 2014, with respect to the consolidated financial statements of Health Insurance Innovations, Inc. included in this Annual Report (Form 10-K) of Health Insurance Innovations, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP
Certified Public Accountants

Tampa, Florida

March 18, 2015